Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation in this Registration Statement on Form SB-2 of Community First, Inc. of our report dated January 24, 2002, on the consolidated financial statements of Community First, Inc. as of December 31, 2001 and for the year then ended, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                           /s/ Heathcott & Mullaly, P.C.

Brentwood, Tennessee
September 15, 2003